Exhibit 5.A


                                [OBJECT OMITTED]


Ford Motor Company                                One American Road
                                                  P.O. Box 1899
                                                  Dearborn, Michigan 48126-1899

                                                                  June 5, 2000

Ford Motor Company
One American Road
Dearborn, Michigan  48126


Ladies and Gentlemen:

     This  will  refer  to  the   Registration   Statement   on  Form  S-8  (the
"Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) up to 53,403 shares of Series D Participating Stock, par value $1.00 per share, of the Company (the "Participating Stock"), (ii) up to 53,403,000 depositary shares, each representing 1/1,000 of a share of the Participating Stock (the "Depositary Shares") to be evidenced by depositary receipts relating to the Depositary Shares (the "Depositary Receipts") issued pursuant to a Deposit Agreement among the Company, First Chicago Trust Company of New York, as depositary (the "Depositary"), and the holders from time to time of the Depositary Receipts (the "Deposit Agreement"), and (iii) up to 53,403,000 shares of the Common Stock, par value $1.00 per share, of the Company ("Common Stock"), which shall be issued upon conversion of the Participating Stock, relating to the Company's Tax-Efficient Savings Plan for Hourly Employees (the "Plan").

     As an Assistant Secretary and Counsel of the Company, I am familiar with the Registration Statement and with the Certificate of Incorporation, the By-Laws and with the affairs of the Company. In connection with the Registration Statement, I have examined, or caused to be examined, (i) a form of the Certificate of Designations relating to the Participating Stock, (ii) a form of the Deposit Agreement, which I have assumed will be duly executed and delivered by the Depositary and the Company, and (iii) a copy of the Registration
Statement. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

         Based upon the foregoing, it is my opinion that:

     (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

     (2) All necessary corporate proceedings have been taken to authorize the issuance of the shares of the Participating Stock and the Depositary Shares being registered under the Registration Statement, and when (a) all such shares of Participating Stock and Depositary Shares acquired by Fidelity Management Trust Company, as trustee under the Master Trust Agreement dated as of September 30, 1995, as amended, relating to the Plan (the "Master Trust Agreement") and as trustee under the Plan, in accordance with the Master Trust Agreement and the Plan, have been duly issued and sold in the manner contemplated by the Registration Statement, (b) with respect to the Depositary Shares only, the Depositary has duly executed the Depositary Receipts in accordance with the terms of the Deposit Agreement (the Company having deposited the Participating Stock with the Depositary pursuant to the Deposit Agreement), and (c) the Registration Statement has become effective and the Company has received therefor the consideration provided in the Plan and the Certificate of Incorporation (but not less than the par value thereof), the Participating Stock will be validly issued, fully paid and nonassessable and the Depositary Shares will represent legal and valid interests in the shares of Participating Stock.

     (3) All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and all such shares of Common Stock acquired by Fidelity Management Trust Company, as trustee under the Master Trust Agreement and as trustee under the Plan, in accordance with the Master Trust Agreement and the Plan, upon conversion of the Participating Stock, will be legally issued, fully paid and non-assessable when the Registration Statement shall have become effective and the Company shall have received therefor the consideration provided in the Plan, the Company's Certificate of Incorporation, and the Deposit Agreement, if applicable (but not less than the par value thereof).

     I hereby consent to the use of this opinion as Exhibit 5.A to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.


                                                   Very truly yours,


                                                   /s/Kathryn S. Lamping
                                                   Kathryn S. Lamping
                                                   Assistant Secretary
                                                     and Counsel